SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C.  20549




                               FORM 8-K

                            CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF
                  THE SECURITIES EXCHANGE ACT OF 1934


 Date of Report (Date of Earliest Event Reported): September 12, 2000


                         VARI-L COMPANY, INC.
        (Exact Name of Registrant as Specified in its Charter)



      COLORADO                 0-23866                 06-0678347
(State of Incorporation)   (Commission File         (IRS Employer ID
                               Number)                  Number)


                          4895 Peoria Street
                        Denver, Colorado 80239
               (Address of Principal Executive Offices)




                            (303) 371-1560
                    (Registrant's Telephone Number,
                         including Area Code)



ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     (a) In the Company's Form 8-K filed on July 5, 2000, the Company reported the resignation of Haugen, Springer & Co., P.C., as auditors of the Registrant.

     (b) Effective September 12, 2000, the Registrant retained KPMG LLP as its new independent accountants to audit the Registrant's December 31, 2000 financial statements. The Company has authorized Haugen Springer to respond fully to any inquiries from KPMG relating to its engagement as the Company's independent accountant. Beginning in June 2000 and through the date of engagement, the Audit Committee of the Company's
 Board of Directors has consulted with KPMG LLP in connection with the Committee's internal investigation of the Company's financial reporting practices used in its prior financial statements which had been previously audited by Haugen Springer, as more fully described in the Company's Form 8-K filed on July 5, 2000. In connection with its investigation, KPMG has issued a report to the Company dated September
 14, 2000, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein, which describes the views of KPMG regarding the Company's prior accounting practices and procedures.

     The Company has requested that KPMG review the disclosures above and provided KPMG the opportunity to furnish the Company with a letter addressed to the Securities and Exchange Commission regarding any new information, clarification of the views expressed above, or the respects in which it does not agree with the statements made in response to this Item. KPMG has advised the Company that it does not consider it necessary to furnish such a letter.

ITEM 5.  OTHER EVENTS

     On September 12, 2000, the Company issued a press release relating to the planned restatement of the Company's previously reported financial statements. A copy of the press release is filed as Exhibit 99.2 hereto.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
EXHIBITS

 (a)  None

 (b)  None

 (c)  Exhibits.

     99.1 KPMG Letter Addressed to Audit Committee of Vari-L Company, Inc., dated September 14, 2000
     99.2 Press Release dated September 12, 2000


Date:  September 15, 2000          VARI-L COMPANY, INC.



                                   By:/s/ Peter Pappas
                                      Peter Pappas
                                      Chief Executive Officer